Exhibit 5.1


                               Latham & Watkins
   BOSTON                      ATTORNEYS AT LAW                 NEW YORK
                                  WWW.LW.COM
  CHICAGO                                                  NORTHERN VIRGINIA

 FRANKFURT                        __________                 ORANGE COUNTY

  HAMBURG                                                      SAN DIEGO

 HONG KONG                                                   SAN FRANCISCO

   LONDON                                                    SILICON VALLEY

LOS ANGELES                                                    SINGAPORE

   MOSCOW                                                        TOKYO

 NEW JERSEY                                                 WASHINGTON, D.C.



                                 August 8, 2001









Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, NJ 08536



                         RE:  INTEGRA LIFESCIENCES HOLDINGS CORPORATION


Ladies and Gentlemen:

                  In connection with the registration of 747,500 shares of common stock of the Company, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Act (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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LATHAM & WATKINS

August 8, 2001
Page 2

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Latham & Watkins